CHAPMAN AND CUTLER LLP
                             111 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60603


                                 March 15, 2006





 First Trust Exchange-Traded Fund
 1001 Warrenville Road, Suite 300
 Lisle, Illinois 60532


         Re:   First Trust Exchange-Traded Fund
               --------------------------------

Gentlemen:

         We have served as counsel for the First Trust Exchange-Traded Fund (the "Trust"), which proposes to offer and sell shares of its series (the "Shares"), the First Trust Morningstar(R) Dividend Leaders(SM) Index Fund (the "Fund"), in the manner and on the terms set forth in Post-Effective Amendment No. 6 to its Registration Statement on Form N-1A filed on March 15, 2006 (the "Amendment") with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended.

         In connection therewith, we have examined such pertinent records and documents and matters of law, including the opinion of Bingham McCutchen LLP issued to the Trust or Trust's counsel upon which we have relied as they relate to the laws of the Commonwealth of Massachusetts, as we have deemed necessary in order to enable us to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

         The Shares of the Fund may be legally and validly issued from time to time in accordance with the Trust's Declaration of Trust dated August 8, 2003, the Trust's By-Laws, and the Trust's Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated January 23, 2006, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities and the receipt by the Fund of a purchase price of not less than the net asset value per share, and such Shares, when so issued and sold, will be legally issued, fully paid and non-assessable, except that, as set forth in the Amendment, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

First Trust Exchange-Traded Fund
March 15, 2006
Page 2 of 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-125751) relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement.

                                            Respectfully submitted,

                                             /s/ Chapman and Cutler LLP
                                             -----------------------------

                                            CHAPMAN AND CUTLER LLP